UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2006

BATTLE MOUNTAIN GOLD EXPLORATION CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50399
(Commission File Number)

86-1066675
(IRS Employer Identification No.)

One East Liberty Street, Sixth Floor, Suite 9, Reno, Nevada 89504
(Address of principal executive offices and Zip Code)

(775) 686-6081
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 12, 2006, Battle Mountain Gold (Barbados) Corporation, our subsidiary, entered into an agreement to acquire an option to purchase a 2% net smelter return royalty on Minefinders Corporation Ltd.’s Dolores Mine in Chihuahua, Mexico. The 2% net smelter return royalty covers both gold and silver production from the Dolores Mine. The exercise price for the option is $9.45 million. This royalty will compliment our existing 1.25% net smelter return royalty on gold production from the Dolores Mine. With both royalties, we will receive 3.25% of all gold production and 2% of all silver production from the Dolores Mine. The press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

99.1 Press Release dated December 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTLE MOUNTAIN GOLD EXPLORATION CORP.

By: /s/ Mark Kucher

Mark Kucher
Chief Executive Officer

Date: December 15, 2006